EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)


                                                             Three Months Ended
                                                                  March 31,
Primary  Earnings  per  Common  Share                      1996              1995
- -------------------------------------                      ----              ----

Net earnings                                                $19,678            $18,742
Effect of preferred stock dividends, net of taxes            (1,328)            (1,219)
                                                       -------------     --------------
Net earnings available to common shareholders               $18,350            $17,523
                                                       =============     ==============

Average Common Shares outstanding                            27,674             27,847
Common stock equivalents                                        152                178
                                                       -------------     --------------
Average number of Common Shares - primary                    27,826             28,025
                                                       =============     ==============

Primary earnings per Common Share                             $0.66              $0.63
                                                       =============     ==============

Fully  Diluted  Earnings  per  Common  Share

Net earnings                                                $19,678            $18,742
Effect of ESOP charge to operations assuming
      conversion of Series A ESOP Convertible
      Preferred Shares, net of taxes                           (648)              (539)
                                                       -------------     --------------
Net earnings available to common shareholders               $19,030            $18,203
                                                       =============     ==============

Average Common Shares outstanding                            27,674             27,847
Common stock equivalents                                        240                178
Assumed conversion of Series A ESOP Convertible
      Preferred Shares                                        2,763              2,761
                                                       -------------     --------------

Average number of Common Shares - fully diluted              30,677             30,786
                                                       =============     ==============

Fully diluted earnings per Common Share                       $0.62              $0.59
                                                       =============     ==============


Common stock equivalents reflect the assumed exercise of dilutive employees' stock options using the treasury stock method.